Exhibit 99.1

Press Release
F.N.B. Corporation Reports Net Income of $17.2 Million for First Quarter 2011
Hermitage, PA — April 25, 2011 — F.N.B. Corporation (NYSE: FNB) today reported first quarter 2011 financial results. Net income for the first quarter of 2011 was $17.2 million, or $0.14 per diluted share, compared to $23.5 million, or $0.21 per diluted share, in the fourth quarter of 2010 and $16.0 million, or $0.14 per diluted share, in the first quarter of 2010.
The first quarter of 2011 included merger-related costs of $2.7 million (after-tax), or $0.02 per diluted share, and the fourth quarter of 2010 included a one-time credit to pension expense of $6.9 million (after-tax), or $0.06 per diluted share, related to amending the pension plan. These items reduced net income for the first quarter from $19.9 million, or $0.16 per diluted share, and increased net income for the fourth quarter from $16.7 million, or $0.15 per diluted share, respectively.
“We are very pleased with the first quarter’s results. The quarter included increased revenue, good levels of organic growth in loans, deposits and customer repurchase agreements, an expanded net interest margin and continued good credit quality results,” said Stephen J. Gurgovits, Chief Executive Officer of F.N.B. Corporation. “Results of $0.16 per diluted share, before the merger-related costs, show nice growth and are an excellent start to 2011.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible equity (non-GAAP measure) was 13.93%; return on average equity was 6.17%; return on average tangible assets (non-GAAP measure) was 0.82% and return on average assets was 0.72%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Mr. Gurgovits continued, “We sincerely welcome the customers, employees and shareholders of Comm Bancorp, Inc. to the F.N.B. family and are pleased to have expanded our presence in northeast Pennsylvania this year.”
First Quarter Results (all comparisons refer to the prior quarter, except as noted)
Net Interest Income
Net interest income on a fully taxable equivalent basis totaled $79.2 million in the first quarter of 2011, increasing 6.3%, reflecting the benefits of 7.0% growth in average earning assets and a 4 basis point expansion of the net interest margin. The growth in average earning assets reflects the addition of Comm Bancorp, Inc. and continued organic loan growth. The net interest margin expanded to 3.81% from 3.77%, due to a combination of a lower cost of deposits driven by continued enhancements of the funding mix and pricing actions.

Average loans for the first quarter totaled $6.5 billion and increased 8.2% due to a combination of loans added in the Comm Bancorp, Inc. transaction ($413.2 million) and solid organic growth of $81.6 million or 5.5% annualized. The Pennsylvania commercial portfolio was the primary contributor to organic growth, with average loans for this portfolio growing $82.1 million, or 10.7% annualized, primarily due to continued market share gains throughout our footprint. Total consumer loans remained essentially flat on an organic basis reflecting normal seasonally lower growth in the first quarter of the year.
“The quarter’s organic loan growth demonstrates our commitment to building on our strong 2010 momentum as this quarter marks the eighth consecutive quarter of organic growth for our Pennsylvania commercial loan portfolio and the seventh consecutive quarter of organic growth for total loans,” said Mr. Gurgovits.
Average deposits and customer repurchase agreements totaled $7.9 billion and increased 8.0% in the first quarter due to a combination of deposits added in the Comm Bancorp, Inc. acquisition ($568.6 million) and organic growth of $55.1 million or 4.3% annualized in relationship-based transaction deposits and customer repurchase agreements. Partially offsetting this growth was a continued managed decline in higher-cost time deposits given FNB’s overall liquidity position. As of March 31, 2011, FNB’s total customer based-funding was 96.1% of total deposits and borrowings.
Non-Interest Income
Non-interest income totaled $28.4 million in the first quarter of 2011, compared to $29.5 million, as growth in several fee revenue categories was offset by the normal seasonal effects on service charge revenue and lower realized gains.
The first quarter of 2011 included growth of 14.8% in securities commissions due to increased financial consultant and platform activity and a 12.8% increase in trust income reflecting initiatives to grow revenue and improved market conditions. Additionally, insurance commissions and fees increased 12.7% due to seasonally higher contingent fee revenue. Offsetting these increases were reduced mortgage-related gains as first quarter originations were lower and reduced other non-interest income as a result of $0.9 million in gains recorded at F.N.B. Capital Corporation in the fourth quarter of 2010.
Non-Interest Expense
Non-interest expense totaled $74.6 million in the first quarter of 2011 compared to $58.3 million. The first quarter of 2011 included $4.1 million in merger-related costs and the fourth quarter of 2010 included a $10.5 million one-time credit to pension expense due to a plan amendment. Adjusting for these items, non-interest expense would have increased in the first quarter by $1.5 million, or 9.1% annualized, primarily driven by Comm Bancorp, Inc.-related operating costs and seasonally higher personnel and occupancy costs.

Credit Quality
“We are pleased with the credit quality results for the first quarter, with the Pennsylvania and Regency loan portfolios both continuing to perform very well. The Florida portfolio, the focus of which remains the land-related portfolio, performed within our expectations as we continued to reduce our exposure,” remarked Mr. Gurgovits.
Credit metrics for the first quarter have been influenced by the closing of the Comm Bancorp, Inc. acquisition on January 1, 2011. The impact to overall credit quality results is consistent with management’s initial estimates derived in the due diligence process.
The provision for loan losses equaled $8.2 million for the first quarter of 2011, a $2.6 million reduction with improvements seen in all portfolios. Net loan charge-offs for the first quarter improved to 0.42% annualized of average loans, the lowest level since the third quarter of 2008. At March 31, 2011, the ratio of the allowance for loan losses to total loans was 1.64% and the entire 10 basis point decrease was due to the accounting treatment required for loans acquired in connection with the Comm Bancorp, Inc. acquisition. Absent the acquisition, the ratio of the allowance for loan losses to total loans would have remained unchanged at 1.74%. The ratio of non-performing loans and other real estate owned (OREO) to total non-performing loans and OREO improved 20 basis points to 2.54% at March 31, 2011.
The Pennsylvania loan portfolio’s credit quality metrics for the first quarter of 2011 reflect continued solid performance. The Pennsylvania loan portfolio totaled $6.2 billion at March 31, 2011, representing 95% of the total loan portfolio. Charge-off performance continues to be very good, with net charge-offs for the first quarter totaling $4.1 million or 0.27% annualized of average loans, compared to 0.36% for the full year of 2010. The portfolio continues to be well reserved, with a 1.34% ratio of the allowance for loan losses to total loans. With the acquisition of Comm Bancorp, Inc., the ratio of the allowance for loan losses plus the recorded credit mark for the acquired portfolio to total loans plus the credit mark equaled 1.76% at March 31, 2011 (non-GAAP measure).
The Florida loan portfolio totaled $185.1 million at March 31, 2011 (2.8% of the total loan portfolio) and performed within our expectations. During the first quarter, a $3.4 condominium project held in OREO was sold for a slight recovery, and was the primary contributor of the $4.9 million decrease in Florida non-performing loans and OREO (charge-offs of $1.1 million and payments received contributed to the remainder of the decrease).
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. The slightly lower levels compared to the prior quarter are a result of the acquisition completed on January 1, 2011 and are consistent with management’s initial estimates. The acquisition resulted in total consideration of $75.5 million and a preliminary addition to goodwill of $36.4 million to record Comm Bancorp, Inc. during the first quarter of

2011. At March 31, 2011, the estimated total risk-based capital ratio was 12.39%, the estimated tier 1 risk-based capital ratio was 10.87% and the leverage ratio was 8.36%. The tangible common equity to tangible assets ratio (non-GAAP measure) was 5.76% and the tangible book value per share (non-GAAP measure) was $4.36 at March 31, 2011. The dividend payout ratio for the quarter was 84% including the impact of the merger-related costs.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss first quarter of 2011 financial results on Tuesday, April 26, 2011, at 8:00 AM EDT. Participating callers may access the call by dialing (800) 967-7185 or (719) 325-2392 for international callers; the confirmation number is 2152369. The listen-only audio Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.
A replay of the call will be available from 11:00 AM EDT the day of the call until midnight EDT on Tuesday, May 3, 2011. The replay is accessible by dialing (800) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 2152369. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.8 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission which are on file with the SEC, and are available on our shareholder and investor relations website at www.fnbcorporation.com and on the SEC website at www.sec.gov; (9) housing prices; (10) job market; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. All information provided in this release and in the attachments is based on information presently available and F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				1st Qtr 2011 -	1st Qtr 2011 -
	2011	2010		4th Qtr 2010	1st Qtr 2010
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$97,371	$92,867	$92,546	4.9	5.2
Interest expense	20,088	20,022	24,141	0.3	-16.8

Net interest income	77,283	72,845	68,405	6.1	13.0
Taxable equivalent adjustment	1,965	1,683	1,638	16.8	20.0

Net interest income (FTE) (1)	79,248	74,528	70,043	6.3	13.1
Provision for loan losses	8,228	10,807	11,964	-23.9	-31.2

Net interest income after provision (FTE)	71,020	63,721	58,079	11.5	22.3

Impairment losses on securities	0	(51)	(8,226)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	0	6,540	n/m	n/m

Net impairment losses on securities	0	(51)	(1,686)	n/m	n/m

Service charges	14,334	14,146	13,722	1.3	4.5
Insurance commissions and fees	4,146	3,678	4,324	12.7	-4.1
Securities commissions and fees	1,972	1,717	1,557	14.8	26.7
Trust income	3,710	3,289	3,158	12.8	17.5
Gain on sale of securities	54	443	2,390	-87.8	-97.7
Gain on sale of loans	767	1,423	567	-46.1	35.3
Other	3,449	4,855	6,244	-29.0	-44.8

Total non-interest income	28,432	29,500	30,275	-3.6	-6.1

Salaries and employee benefits	38,382	25,911	33,125	48.1	15.9
Occupancy and equipment	10,385	9,477	10,071	9.6	3.1
Amortization of intangibles	1,796	1,673	1,687	7.3	6.5
Other real estate owned	1,579	2,440	1,164	-35.3	35.7
Other	22,415	18,828	19,396	19.0	15.6

Total non-interest expense	74,557	58,329	65,443	27.8	13.9

Income before income taxes	24,895	34,892	22,911	-28.7	8.7
Taxable equivalent adjustment	1,965	1,683	1,638	16.8	20.0
Income taxes	5,755	9,676	5,293	-40.5	8.7

Net income	$17,175	$23,533	$15,980	-27.0	7.5

Earnings per share:
Basic	$0.14	$0.21	$0.14	-33.3	0.0
Diluted	$0.14	$0.21	$0.14	-33.3	0.0

Performance ratios
Return on average equity	6.17%	8.74%	6.19%
Return on average tangible equity (2) (6)	13.93%	19.28%	14.43%
Return on average assets	0.72%	1.03%	0.74%
Return on average tangible assets (3) (6)	0.82%	1.15%	0.85%
Net interest margin (FTE) (1)	3.81%	3.77%	3.74%
Yield on earning assets (FTE) (1)	4.77%	4.78%	5.03%
Cost of funds	1.12%	1.17%	1.47%
Efficiency ratio (FTE) (1) (4)	67.57%	54.46%	63.55%
Effective tax rate	25.10%	29.14%	24.88%

Common stock data
Average basic shares outstanding	120,193,233	114,077,849	113,750,330	5.4	5.7
Average diluted shares outstanding	120,952,973	114,596,166	114,064,564	5.5	6.0
Ending shares outstanding	120,871,383	114,747,085	114,404,945	5.3	5.7
Book value per share	$9.34	$9.29	$9.16	0.5	2.0
Tangible book value per share (6)	$4.36	$4.40	$4.21	-0.9	3.6
Tangible book value per share excluding AOCI (5) (6)	$4.64	$4.69	$4.47	-1.2	3.8
Dividend payout ratio	83.86%	58.82%	86.16%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				1st Qtr 2011 -	1st Qtr 2011 -
	2011	2010		4th Qtr 2010	1st Qtr 2010
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$9,695,015	$9,044,812	$8,745,138	7.2	10.9
Earning assets	8,409,212	7,856,410	7,561,506	7.0	11.2
Securities	1,731,714	1,642,219	1,482,338	5.4	16.8
Interest bearing deposits with banks	137,281	168,729	189,474	-18.6	-27.5
Loans, net of unearned income	6,540,217	6,045,462	5,889,694	8.2	11.0
Allowance for loan losses	108,259	118,187	108,256	-8.4	0.0
Goodwill and intangibles	595,436	561,946	566,983	6.0	5.0

Deposits and customer repos (7)	7,916,046	7,328,829	7,002,594	8.0	13.0
Short-term borrowings	143,531	134,456	132,737	6.7	8.1
Long-term debt	199,047	199,007	262,920	0.0	-24.3
Trust preferred securities	203,961	204,118	204,625	-0.1	-0.3
Shareholders’ equity	1,129,622	1,068,468	1,047,094	5.7	7.9

Asset quality data
Non-accrual loans	$108,080	$115,589	$141,913	-6.5	-23.8
Restructured loans	21,577	19,705	15,556	9.5	38.7

Non-performing loans	129,657	135,294	157,469	-4.2	-17.7
Other real estate owned	38,101	32,702	22,094	16.5	72.5

Total non-performing loans and OREO	167,758	167,996	179,563	-0.1	-6.6
Non-performing investments	6,204	5,974	4,346	3.9	42.8

Non-performing assets	$173,962	$173,970	$183,909	0.0	-5.4

Net loan charge-offs	$6,736	$21,314	$7,027	-68.4	-4.1
Allowance for loan losses	107,612	106,120	109,592	1.4	-1.8

Non-performing loans / total loans	1.98%	2.22%	2.67%
Non-performing loans + OREO / total loans + OREO	2.54%	2.74%	3.04%
Non-performing assets / total assets	1.78%	1.94%	2.09%
Allowance for loan losses / total loans	1.64%	1.74%	1.86%
Allowance for loan losses + credit marks / total loans + credit marks (6)	2.04%	n/a	n/a
Allowance for loan losses / non-performing loans	83.00%	78.44%	69.60%
Net loan charge-offs (annualized) / average loans	0.42%	1.40%	0.48%

Balances at period end
Total assets	$9,755,281	$8,959,915	$8,799,534	8.9	10.9
Earning assets	8,459,481	7,795,476	7,609,205	8.5	11.2
Loans, net of unearned income	6,559,952	6,088,155	5,890,105	7.7	11.4
Deposits and customer repos (7)	7,982,954	7,258,045	7,073,906	10.0	12.9
Total equity	1,128,414	1,066,124	1,047,395	5.8	7.7

Capital ratios
Equity / assets (period end)	11.57%	11.90%	11.90%
Leverage ratio	8.36%	8.69%	8.67%
Tangible equity / tangible assets (period end) (6)	5.76%	6.01%	5.84%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.12%	6.41%	6.21%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				1st Qtr 2011 -	1st Qtr 2011 -
	2011	2010		4th Qtr 2010	1st Qtr 2010
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,654,563	$3,303,222	$3,281,512	10.6	11.4
Direct installment	1,046,249	1,001,104	975,119	4.5	7.3
Residential mortgages	689,679	631,423	612,819	9.2	12.5
Indirect installment	518,168	515,341	518,311	0.5	0.0
Consumer LOC	507,405	484,560	411,666	4.7	23.3
Commercial leases	84,196	75,131	58,123	12.1	44.9
Other	39,957	34,681	32,144	15.2	24.3

Total loans	$6,540,217	$6,045,462	$5,889,694	8.2	11.0

Deposits:
Non-interest bearing deposits	$1,176,031	$1,105,157	$969,926	6.4	21.2
Savings and NOW	3,753,938	3,380,143	3,217,055	11.1	16.7
Certificates of deposit and other time deposits	2,340,149	2,159,718	2,218,933	8.4	5.5

Total deposits	7,270,118	6,645,018	6,405,914	9.4	13.5
Customer repos (7)	645,928	683,811	596,680	-5.5	8.3

Total deposits and customer repos (7)	$7,916,046	$7,328,829	$7,002,594	8.0	13.0

Balances at period end
Loans:
Commercial	$3,689,667	$3,337,992	$3,296,728	10.5	11.9
Direct installment	1,036,213	1,002,725	967,005	3.3	7.2
Residential mortgages	673,152	622,242	600,006	8.2	12.2
Indirect installment	522,634	514,369	514,020	1.6	1.7
Consumer LOC	511,329	493,881	417,910	3.5	22.4
Commercial leases	87,916	79,429	61,408	10.7	43.2
Other	39,041	37,517	33,028	4.1	18.2

Total loans	$6,559,952	$6,088,155	$5,890,105	7.7	11.4

Deposits:
Non-interest bearing deposits	$1,223,720	$1,093,230	$1,015,521	11.9	20.5
Savings and NOW	3,831,735	3,423,844	3,246,529	11.9	18.0
Certificates of deposit and other time deposits	2,334,856	2,129,069	2,232,056	9.7	4.6

Total deposits	7,390,311	6,646,143	6,494,106	11.2	13.8
Customer repos (7)	592,643	611,902	579,800	-3.1	2.2

Total deposits and customer repos (7)	$7,982,954	$7,258,045	$7,073,906	10.0	12.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2011
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$59,343	$46,701	$2,036	$108,080
Restructured loans	14,949	0	6,628	21,577

Non-performing loans	74,292	46,701	8,664	129,657
Other real estate owned	12,044	24,502	1,555	38,101

Total non-performing loans and OREO	86,336	71,203	10,219	167,758
Non-performing investments	6,204	0	0	6,204

Non-performing assets	$92,540	$71,203	$10,219	$173,962

Net loan charge-offs	$4,053	$1,147	$1,536	$6,736
Provision for loan losses	5,300	1,600	1,328	8,228
Allowance for loan losses	83,044	17,938	6,630	107,612
Loans, net of unearned income	6,216,969	185,148	157,835	6,559,952

Non-performing loans / total loans	1.19%	25.22%	5.49%	1.98%
Non-performing loans + OREO / total loans + OREO	1.39%	33.96%	6.41%	2.54%
Non-performing assets / total assets	0.99%	37.14%	6.06%	1.78%
Allowance for loan losses / total loans	1.34%	9.69%	4.20%	1.64%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.76%	9.69%	4.20%	2.04%
Allowance for loan losses / non-performing loans	111.78%	38.41%	76.52%	83.00%
Net loan charge-offs (annualized) / average loans	0.27%	2.45%	3.90%	0.42%

Loans 30 - 89 days past due	$44,657	$8,503	$2,037	$55,197
Loans 90+ days past due	13,952	0	2,127	16,079
Non-accrual loans	59,343	46,701	2,036	108,080

Total past due and non-accrual loans	$117,952	$55,204	$6,200	$179,356

Loans 90+ days past due and non-accrual loans / total loans	1.18%	25.22%	2.64%	1.89%
Total past due and non-accrual loans / total loans	1.90%	29.82%	3.93%	2.73%

	Fourth Quarter 2010
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$58,528	$55,222	$1,839	$115,589
Restructured loans	13,433	0	6,272	19,705

Non-performing loans	71,961	55,222	8,111	135,294
Other real estate owned	10,520	20,860	1,322	32,702

Total non-performing loans and OREO	82,481	76,082	9,433	167,996
Non-performing investments	5,974	0	0	5,974

Non-performing assets	$88,455	$76,082	$9,433	$173,970

Net loan charge-offs	$6,870	$12,901	$1,543	$21,314
Provision for loan losses	7,939	1,271	1,597	10,807
Allowance for loan losses	81,797	17,485	6,838	106,120
Loans, net of unearned income	5,730,069	195,281	162,805	6,088,155

Non-performing loans / total loans	1.26%	28.28%	4.98%	2.22%
Non-performing loans + OREO / total loans + OREO	1.44%	35.20%	5.75%	2.74%
Non-performing assets / total assets	1.03%	38.30%	5.50%	1.94%
Allowance for loan losses / total loans	1.43%	8.95%	4.20%	1.74%
Allowance for loan losses / non-performing loans	113.67%	31.66%	84.30%	78.44%
Net loan charge-offs (annualized) / average loans	0.48%	25.05%	3.78%	1.40%

Loans 30 - 89 days past due	$38,600	$2,499	$2,523	$43,622
Loans 90+ days past due	6,127	0	2,507	8,634
Non-accrual loans	58,528	55,222	1,839	115,589

Total past due and non-accrual loans	$103,255	$57,721	$6,869	$167,845

Loans 90+ days past due and non-accrual loans / total loans	1.13%	28.28%	2.67%	2.04%
Total past due and non-accrual loans / total loans	1.80%	29.56%	4.22%	2.76%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2010
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$71,027	$68,993	$1,893	$141,913
Restructured loans	9,656	0	5,900	15,556

Non-performing loans	80,683	68,993	7,793	157,469
Other real estate owned	10,077	10,914	1,103	22,094

Total non-performing loans and OREO	90,760	79,907	8,896	179,563
Non-performing investments	4,346	0	0	4,346

Non-performing assets	$95,106	$79,907	$8,896	$183,909

Net loan charge-offs	$4,540	$938	$1,549	$7,027
Provision for loan losses	6,824	3,820	1,320	11,964
Allowance for loan losses	80,345	22,671	6,576	109,592
Loans, net of unearned income	5,493,117	240,426	156,562	5,890,105

Non-performing loans / total loans	1.47%	28.70%	4.98%	2.67%
Non-performing loans + OREO / total loans + OREO	1.65%	31.79%	5.64%	3.04%
Non-performing assets / total assets	1.14%	34.94%	5.44%	2.09%
Allowance for loan losses / total loans	1.46%	9.43%	4.20%	1.86%
Allowance for loan losses / non-performing loans	99.58%	32.86%	84.38%	69.60%
Net loan charge-offs (annualized) / average loans	0.34%	1.57%	3.96%	0.48%

Loans 30 - 89 days past due	$35,226	$0	$1,965	$37,191
Loans 90+ days past due	6,280	0	2,401	8,681
Non-accrual loans	71,027	68,993	1,893	141,913

Total past due and non-accrual loans	$112,533	$68,993	$6,259	$187,785

Loans 90+ days past due and non-accrual loans / total loans	1.41%	28.70%	2.74%	2.56%
Total past due and non-accrual loans / total loans	2.05%	28.70%	4.00%	3.19%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				1st Qtr 2011 -	1st Qtr 2011 -
	2011	2010		4th Qtr 2010	1st Qtr 2010
	First	Fourth	First	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$157,568	$115,556	$139,762	36.4	12.7
Interest bearing deposits with banks	132,340	16,015	189,566	726.3	-30.2

Cash and cash equivalents	289,908	131,571	329,328	120.3	-12.0
Securities available for sale	804,242	738,125	673,596	9.0	19.4
Securities held to maturity	956,693	940,481	844,472	1.7	13.3
Residential mortgage loans held for sale	6,254	12,700	11,466	-50.8	-45.5
Loans, net of unearned income	6,559,952	6,088,155	5,890,105	7.7	11.4
Allowance for loan losses	(107,612)	(106,120)	(109,592)	1.4	-1.8

Net loans	6,452,340	5,982,035	5,780,513	7.9	11.6
Premises and equipment, net	125,067	115,956	116,258	7.9	7.6
Goodwill	565,090	528,720	528,720	6.9	6.9
Core deposit and other intangible assets, net	36,385	32,428	37,455	12.2	-2.9
Bank owned life insurance	208,720	208,051	206,515	0.3	1.1
Other assets	310,582	269,848	271,211	15.1	14.5

Total Assets	$9,755,281	$8,959,915	$8,799,534	8.9	10.9

Liabilities
Deposits:
Non-interest bearing demand	$1,223,720	$1,093,230	$1,015,521	11.9	20.5
Savings and NOW	3,831,735	3,423,844	3,246,529	11.9	18.0
Certificates and other time deposits	2,334,856	2,129,069	2,232,056	9.7	4.6

Total Deposits	7,390,311	6,646,143	6,494,106	11.2	13.8
Other liabilities	94,975	97,951	92,369	-3.0	2.8
Short-term borrowings	738,520	753,603	710,731	-2.0	3.9
Long-term debt	199,134	192,058	250,391	3.7	-20.5
Junior subordinated debt	203,927	204,036	204,542	-0.1	-0.3

Total Liabilities	8,626,867	7,893,791	7,752,139	9.3	11.3

Stockholders’ Equity
Common stock	1,205	1,143	1,140	5.4	5.7
Additional paid-in capital	1,154,953	1,094,713	1,089,326	5.5	6.0
Retained earnings	9,336	6,564	(10,621)	42.2	-187.9
Accumulated other comprehensive income	(33,679)	(33,732)	(29,961)	-0.2	12.4
Treasury stock	(3,401)	(2,564)	(2,489)	32.7	36.6

Total Stockholders’ Equity	1,128,414	1,066,124	1,047,395	5.8	7.7

Total Liabilities and Stockholders’ Equity	$9,755,281	$8,959,915	$8,799,534	8.9	10.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2011	2010
	First	Fourth	First
	Quarter	Quarter	Quarter
Adjusted net income:
Net income	$17,175	$23,533	$15,980
Merger-related costs, net of tax	2,695	356	0
Less: Pension credit, net of tax	0	(6,853)	0

Adjusted net income	$19,870	$17,035	$15,980

Adjusted diluted earnings per share:
Diluted earnings per share	$0.14	$0.21	$0.14
Effect of merger-related costs, net of tax	0.02	0.00	0.00
Less: Effect of pension credit, net of tax	0.00	(0.06)	0.00

Adjusted diluted earnings per share	$0.16	$0.15	$0.14

Return on average tangible equity (2):
Net income (annualized)	$69,653	$93,364	$64,810
Amortization of intangibles, net of tax (annualized)	4,734	4,315	4,447

	74,387	97,679	69,257

Average total shareholders’ equity	1,129,622	1,068,468	1,047,094
Less: Average intangibles	(595,436)	(561,946)	(566,983)

	534,186	506,522	480,111

Return on average tangible equity (2)	13.93%	19.28%	14.43%

Return on average tangible assets (3):
Net income (annualized)	$69,653	$93,364	$64,810
Amortization of intangibles, net of tax (annualized)	4,734	4,315	4,447

	74,387	97,679	69,257

Average total assets	9,695,015	9,044,812	8,745,138
Less: Average intangibles	(595,436)	(561,946)	(566,983)

	9,099,579	8,482,866	8,178,155

Return on average tangible assets (3)	0.82%	1.15%	0.85%

Tangible book value per share:
Total shareholders’ equity	$1,128,414	$1,066,124	$1,047,395
Less: intangibles	(601,475)	(561,148)	(566,175)

	526,939	504,976	481,220

Ending shares outstanding	120,871,383	114,747,085	114,404,945

Tangible book value per share	$4.36	$4.40	$4.21

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2011	2010
	First	Fourth	First
	Quarter	Quarter	Quarter
Tangible book value per share excluding AOCI (5):
Total shareholders’ equity	$1,128,414	$1,066,124	$1,047,395
Less: intangibles	(601,475)	(561,148)	(566,175)
Less: AOCI	33,679	33,732	29,961

	560,618	538,708	511,181

Ending shares outstanding	120,871,383	114,747,085	114,404,945

Tangible book value per share excluding AOCI (5)	$4.64	$4.69	$4.47

Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,128,414	$1,066,124	$1,047,395
Less: intangibles	(601,475)	(561,148)	(566,175)

	526,939	504,976	481,220

Total assets	9,755,281	8,959,915	8,799,534
Less: intangibles	(601,475)	(561,148)	(566,175)

	9,153,806	8,398,767	8,233,359

Tangible equity / tangible assets (period end)	5.76%	6.01%	5.84%

Tangible equity, excluding AOCI / tangible assets (period end) (5):
Total shareholders’ equity	$1,128,414	$1,066,124	$1,047,395
Less: intangibles	(601,475)	(561,148)	(566,175)
Less: AOCI	33,679	33,732	29,961

	560,618	538,708	511,181

Total assets	9,755,281	8,959,915	8,799,534
Less: intangibles	(601,475)	(561,148)	(566,175)

	9,153,806	8,398,767	8,233,359

Tangible equity, excluding AOCI / tangible assets (period end) (5)	6.12%	6.41%	6.21%

Allowance for loan losses + credit marks / total loans + credit marks:
Allowance for loan losses	$107,612
Credit marks	26,919

	134,531

Total loans	6,559,952
Credit marks	26,919

	6,586,871
Allowance for loan losses + credit marks / total loans + credit marks	2.04%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other- than-temporarily impaired securities and unrecognized pension and postretirement obligations.

(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(7)	Customer repos are included in short-term borrowings on the balance sheet.